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                                WARRANT AGREEMENT





                                   Dated as of

                                  June 5, 1996

                                     between

                       BENEDEK COMMUNICATIONS CORPORATION


                                       and


                       IBJ SCHRODER BANK & TRUST COMPANY,

                              as the Warrant Agent






                  ---------------------------------------------

                                  Warrants for
                             Class A Common Stock of
                       Benedek Communications Corporation
                  ---------------------------------------------












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                                TABLE OF CONTENTS

                                                                                                     Page
                                                    ARTICLE 1

                                                   Definitions

SECTION 1.01.                   Definitions.......................................................    3
SECTION 1.02.                   Other Definitions.................................................    7
SECTION 1.03.                   Rules of Construction.............................................    8


                                                    ARTICLE 2

                                              Warrant Certificates

SECTION 2.01.                   Form and Dating...................................................    8
SECTION 2.02.                   Execution and Countersignature....................................    9
SECTION 2.03.                   Certificate Register..............................................   10
SECTION 2.04.                   Transfer and Exchange.............................................   10
SECTION 2.05.                   Replacement Certificates..........................................   15
SECTION 2.06.                   Temporary Certificates............................................   15
SECTION 2.07.                   Cancellation......................................................   15


                                                    ARTICLE 3

                                                 Exercise Terms

SECTION 3.01.                   Exercise Price....................................................   16
SECTION 3.02.                   Exercise Periods..................................................   16
SECTION 3.03.                   Expiration........................................................   16
SECTION 3.04.                   Manner of Exercise................................................   16
SECTION 3.05.                   Issuance of Warrant Shares........................................   18
SECTION 3.06.                   Fractional Warrant Shares.........................................   18
SECTION 3.07.                   Reservation of Warrant Shares.....................................   19
SECTION 3.08.                   Compliance with Law...............................................   19
SECTION 3.09.                   Status of Warrants Subject to the
                                    Contingent Warrant Escrow
                                    Agreement.....................................................   20
SECTION 3.10.                   Notice of Contingent Warrant
                                    Release Date..................................................   20


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

                                                             ARTICLE 4

                                                      Antidilution Provisions

SECTION 4.01.                   Changes in Common Stock...........................................   21
SECTION 4.02.                   Cash Dividends and Other
                                  Distributions...................................................   21
SECTION 4.03.                   Rights Issue......................................................   22
SECTION 4.04.                   Combination; Liquidation..........................................   23
SECTION 4.05.                   Tender Offers; Exchange Offers....................................   24
SECTION 4.06.                   Other Events......................................................   25
SECTION 4.07.                   Superseding Adjustment............................................   25
SECTION 4.08.                   Minimum Adjustment................................................   25
SECTION 4.09.                   Notice of Adjustment..............................................   26
SECTION 4.10.                   Notice of Certain Transactions....................................   27
SECTION 4.11.                   Adjustment to Warrant
                                  Certificate.....................................................   28


                                                    ARTICLE 5

                                                 Transferability

SECTION 5.01.                   Registration Rights...............................................   28
SECTION 5.02.                   Legends...........................................................   28


                                                    ARTICLE 6

                                                  Warrant Agent

SECTION 6.01.                   Appointment of Warrant Agent......................................   29
SECTION 6.02.                   Rights and Duties of
                                  Warrant Agent...................................................   29
SECTION 6.03.                   Individual Rights of
                                  Warrant Agent...................................................   31
SECTION 6.04.                   Warrant Agent's Disclaimer........................................   31
SECTION 6.05.                   Compensation and Indemnity........................................   31
SECTION 6.06.                   Successor Warrant Agent...........................................   32


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
                                                    ARTICLE 7

                                                  Miscellaneous

SECTION 7.01.                   SEC Reports and Other Information.................................   34
SECTION 7.02.                   Rule 144A.........................................................   34
SECTION 7.03.                   Persons Benefitting...............................................   34
SECTION 7.04.                   Rights of Holders.................................................   34
SECTION 7.05.                   Amendment.........................................................   35
SECTION 7.06.                   Notices...........................................................   35
SECTION 7.07.                   Governing Law.....................................................   36
SECTION 7.08.                   Successors........................................................   36
SECTION 7.09.                   Multiple Originals................................................   36
SECTION 7.10.                   Table of Contents.................................................   36
SECTION 7.11.                   Severability......................................................   37

EXHIBIT A                       Form of Face of Warrant Certificate

EXHIBIT B                       Certificate to be Delivered upon
                                Exchange or Registration of
                                Transfer of Warrants











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                                    WARRANT AGREEMENT dated as of June 5, 1996,
                           between BENEDEK COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), and IBJ SCHRODER BANK & TRUST COMPANY, as Warrant Agent (the "Warrant Agent").


                  The Company desires to issue the warrants (the "Warrants") described herein. The Warrants will initially entitle the holders thereof (the "Holders") to purchase in the aggregate 1,488,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock") of the Company in connection with an offering by the Company (the "Offering") of 60,000 units (the "Units"). Each Unit will consist of (i) ten shares of the Company's 15.0% Exchangeable Redeemable Senior Preferred Stock Due 2007 (the "Exchangeable Preferred Stock"), having a liquidation preference of $100.00 per share, (ii) ten Warrants (the "Initial Warrants") and (iii) 14.8 additional Warrants (the "Contingent Warrants"). Each Warrant will entitle the Holder to purchase one share of Class A Common Stock, subject to adjustment as provided herein. In connection with the sale of the Units, 600,000 Initial Warrants will be issued to the purchasers of the Units and 888,000 Contingent Warrants will be issued and placed into escrow pursuant to the terms of an escrow agreement, dated as of the date hereof (the "Contingent Warrant Escrow Agreement"), between the Company and IBJ Schroder Bank & Trust Company, as escrow agent (the "Contingent Warrant Escrow Agent"). The Contingent Warrants will be released from escrow on the Contingent Warrant Release Date (as defined herein). On the Business Day immediately preceding the Contingent Warrant Release Date, the Company shall deliver a certificate as to the Maximum Accreted Amount and as to the aggregate Specified Amount (in the case of the Exchangeable Preferred Stock) or aggregate principal amount (in the case of the Exchange Debentures) on such Business Day. Such outstanding Specified Amount or principal amount, as the case may be, shall be referred to herein as the "Notional Amount". If the Notional Amount (as so certified) is less than the Maximum Accreted Amount, then the Contingent Warrant Escrow Agent shall release to the holders of the Exchangeable Preferred Stock an aggregate number of Contingent Warrants equal to the product of (x) 888,000 and
(y) a fraction, the numerator of which is the Notional Amount and the denominator of which is the Maximum Accreted Amount (such product being referred to herein as the "Partial Number").








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All Contingent Warrants not released to such holders shall be returned to the
Company for cancellation.

                  The Initial Warrants will not trade separately from the Exchangeable Preferred Stock until the earliest date (the "Separation Date") to occur of: (i) December 1, 1996; (ii) such earlier date as may be determined by the Placement Agents; (iii) in the event a Change of Control (as defined in the Certificate of Designation) occurs, the date the Company is required to mail notice thereof to the holders of Exchangeable Preferred Stock; (iv) in the event the Company elects to issue Exchange Debentures for Exchangeable Preferred Stock, the date the Company mails notice thereof to the holders of the Exchangeable Preferred Stock; (v) the date the Company mails notice of redemption of the Exchangeable Preferred Stock to holders thereof; and (vi) the effective date of the Exchange Offer Registration Statement. The Contingent Warrants will not trade separately from the Exchangeable Preferred Stock unless and until released from escrow on the Contingent Warrant Release Date.

                  In connection with the sale of Units, (i) the purchasers of the Units are depositing the gross proceeds from the sale thereof in an escrow account, pursuant to an escrow agreement dated as of the date hereof (the "Closing Escrow Agreement") between the Company and IBJ Schroder Bank & Trust Company, as escrow agent (the "Closing Escrow Agent") and (ii) the Company is depositing an additional amount in such escrow account. In accordance with and subject to the terms of the Closing Escrow Agreement, in the event the consummation of the Acquisitions shall not have occurred or BBC shall not have become a wholly owned subsidiary of the Company on or prior to the date that is three Business Days after the closing of the Offering or, if it appears, in the sole judgment of the Company, that the Acquisitions will not be consummated in all material respects on or prior to such third Business Day, then the Units will be subject to mandatory redemption and the gross proceeds thereof, plus accrued dividends, shall be returned to each purchaser thereof.

                  The Company further desires the Warrant Agent to act on behalf of the Company in connection with the issuance of the Warrants as provided herein and the Warrant Agent is willing to so act.









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                  Each party agrees as follows for the benefit of the other
party and for the equal and ratable benefit of the holders of Warrants:


                                    ARTICLE 1

                                   Definitions

                  SECTION 1.01.  Definitions.

                  "Acquisitions" means the purchase by BBC of substantially all the television broadcast assets of Stauffer Communications, Inc. and all the capital stock of Brissette Broadcasting Corporation.

                  "Affiliate" of any Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (ii) any other Person who is a director or officer
(A) of such Person, (B) of any subsidiary of such Person or (C) of any Person described in clause (i) above. For purposes hereof, (a) "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and (b) beneficial ownership of 5% or more of the voting common equity (on a fully diluted basis) or warrants to purchase such equity (whether or not currently exercisable) of a Person shall be deemed to be in control of such Person; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "BBC" means Benedek Broadcasting Corporation, a Delaware corporation and a wholly owned subsidiary of the Company.

                  "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

                  "Business Day" means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

                  "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Current Market Value per share of Class A Common Stock on the date of exercise over the Exercise Price per share as of the date of exercise








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and the denominator of which is the Current Market Value per share of the Class
A Common Stock on the date of exercise.

                  "Certificate of Designation" means the Certificate of Designation with respect to the Exchangeable Preferred Stock.

                  "Class A Common Stock" means the common stock of the Company issuable upon exercise of the Warrants.

                  "Class B Common Stock" means the common stock of the Company, par value $0.01 per share, currently provided for in the Certificate of Incorporation of the Company, and any other capital stock of the Company into which the Class B Common Stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, the Class B Common Stock by reason of any stock split, stock dividend, distribution, merger, consolidation or similar event.

                  "Combination" means an event in which the Company consolidates with, merges with or into, or sells all or substantially all its property and assets to another Person.

                  "Common Stock" means the Class A Common Stock and the Class B Common Stock.

                  "Contingent Warrant Release Date" means July 1, 2000; provided, however, that if on June 30, 1999, the ratio (which shall be calculated on a pro forma basis in the same manner as the "Cash Flow Leverage Ratio" is calculated in the Certificate of Designation) of (i) the sum of the aggregate amount outstanding of all debt (net of cash and cash equivalents) of the Company and the Restricted Subsidiaries (as defined in the Certificate of Designation) and the aggregate Specified Amount of the Exchangeable Preferred Stock, in each case as of June 30, 1999 to (ii) "Operating Cash Flow" as defined in the Certificate of Designation, then the Contingent Warrant Release Date shall be August 16, 1999.

                  "Current Market Value" per share of Class A Common Stock or any other security at any date means (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the Board and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a Person other than an Affiliate of the Company








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and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of the security as determined by an independent financial expert or (ii) if the security is registered under the Exchange Act, the average of the daily closing bid prices for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, then the average of the daily closing bid prices for all of the Business Days before such date for which daily closing bid prices are available. If the closing bid price is not determinable for at least ten Business Days in such period, the "Current Market Value" of the security, shall be determined as if the security were not registered under the Exchange Act.

                  "DTC" means The Depository Trust Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Debentures" means the 15.0% Exchange Debentures Due 2007 issuable to holders of Exchangeable Preferred Stock, at the Company's option, in exchange for shares of Exchangeable Preferred Stock.

                  "Exchange Indenture" means the indenture pursuant to which the Exchange Debentures may be issued.

                  "Exchange Offer Registration Statement" means a registration statement filed by the Company with the SEC relating to a registered exchange offer for the Exchangeable Preferred Stock or Exchange Debentures, as the case may be, under the Securities Act.

                  "Issue Date" means the date on which Warrants are initially issued.

                  "Maximum Accreted Amount" means the dollar amount equal to the maximum aggregate Specified Amount of all the Exchangeable Preferred Stock originally issued by the Company as of the Contingent Warrant Release Date assuming that such Exchangeable Preferred Stock remains outstanding on the Contingent Warrant Release Date and no cash dividends








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have been paid on such Exchangeable Preferred Stock on or prior to such time.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

                  "Parent" means any Person who beneficially owns, directly or indirectly, all the Voting Stock of the Company.

                  "Permitted Holders" means (i) A. Richard Benedek; (ii) family members or relatives of A. Richard Benedek; (iii) any trusts created for the benefit of Persons described in clauses (i), (ii) or (iv) of this paragraph or any trust for the benefit of any trust; (iv) in the event of the death or incompetence of any Person described in clauses (i) or (ii) of this paragraph, such Person's estate, executor, administrator, committee or other personal representative or beneficiaries; or (v) any Affiliate of A. Richard Benedek.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Placement Agents" means Goldman, Sachs & Co. and BT Securities Corporation.

                  "SEC" means the Securities and Exchange
Commission.

                  "Securities Act" means the Securities Act of 1933.

                  "Specified Amount" shall have the meaning ascribed thereto in the Certificate of Designation.

                  "Tax Amounts" shall have the meaning ascribed thereto in the Certificate of Designation.

                  "Transfer Restricted Securities" means the Warrants and the Class A Common Stock which may be issued to Holders upon exercise of the Warrants, whether or not such exercise has been effected. Each such security shall cease to be a Transfer Restricted Security when (i) it has been disposed of pursuant to a registration statement of the Company filed with the SEC and declared effective by the SEC








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that covers the disposition of such Transfer Restricted Security, (ii) it has been distributed pursuant to Rule 144 (or any similar provisions under the Securities Act then in effect) or (iii) it has been otherwise transferred and may be resold without registration under the Securities Act; provided, however, that all such securities shall cease to be Transfer Restricted Securities if such securities cease to be outstanding.

                  "Voting Stock" of a corporation means all classes of capital stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Warrant Shares" means the Class A Common Stock (and other securities) issuable upon the exercise of the Warrants.

                  SECTION 1.02.  Other Definitions.

                                                                                          Defined in
                     Term                                                                   Section
         "Cashless Exercise".................................................            3.04
         "Certificate Register...............................................            2.04
         "Certificated Warrants".............................................            2.01(c)
         "Class A Common Stock"..............................................              Recitals
         "Closing Escrow Agent"..............................................              Recitals
         "Closing Escrow Agreement"..........................................              Recitals
         "Common Stock Registration Rights
          Agreement".........................................................            5.01
         "Company"...........................................................              Recitals
         "Contingent Warrants"...............................................              Recitals
         "Contingent Warrant Escrow                                                        Recitals
          Agent".............................................................
         "Contingent Warrant Escrow                                                        Recitals
          Agreement".........................................................
         "Current Market Value"..............................................            3.06
         "Exchangeable Preferred Stock"......................................              Recitals
         "Exercise Price"....................................................            3.01
         "Expiration Date"...................................................            3.02
         "Global Warrants"...................................................            2.01(a)
         "Holders"...........................................................              Recitals
         "Initial Warrants"..................................................              Recitals
         "Mandatory Redemption"..............................................            5.03(a)
         "Mandatory Redemption Date".........................................            5.03(a)
         "Mandatory Redemption Price"........................................            5.03(a)
         "Notional Amount....................................................              Recitals
         "Offering"..........................................................              Recitals









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
         "Outstanding Shares"................................................            3.02(b)
         "Quoted Price"......................................................            4.09
         "Registrar".........................................................            3.07
         "Separation Date"...................................................              Recitals
         "Successor Company".................................................            4.04(a)
         "Transfer Agent"....................................................            3.05
         "Units".............................................................              Recitals
         "Warrants"..........................................................              Recitals
         "Warrant Agent".....................................................              Recitals
         "Warrant Certificates"..............................................            2.01(a)


                  SECTION 1.03. Rules of Construction. Unless the text otherwise requires:

                 (i) a term has the meaning assigned to it;

                (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

               (iii) "or" is not exclusive;

                (iv) "including" means including, without limitation; and

                 (v) words in the singular include the plural and words in the plural include the singular.


                                    ARTICLE 2

                              Warrant Certificates

                  SECTION 2.01. Form and Dating. The Warrants shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Agreement. The Warrants may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company) and shall bear the legend required by Section 5.02. Each Warrant shall be dated the date of its countersignature. The terms of the Warrants set forth in Exhibit A are part of the terms of this Agreement.









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                  (a) Global Warrant. The Initial Warrants shall be issued
initially in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend set forth in Exhibit A hereto (the "Global Warrant"), which shall be deposited on behalf of the purchasers of the Units with the Warrant Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided. The number of Warrants represented by the Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent and DTC or its nominee as hereinafter provided. Except as provided in Section 2.04, owners of beneficial interests in a Global Warrant will not be entitled to receive physical delivery of Certificated Warrants.

                  (b) Book-Entry Provisions. Members of, or participants in, DTC ("Agent Members") shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by DTC or by the Warrant Agent as the custodian of DTC or under such Global Warrant, and DTC may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant.

                  (c) Certificated Warrants. The Contingent Warrants shall be issued initially in definitive form represented by a Certificated Warrant (such certificate and all other certificates representing physical delivery of Warrants in definitive form being called "Certificated Warrants"), which shall be deposited on behalf of the purchasers of the Units with the Contingent Warrant Escrow Agent pursuant to the terms of the Contingent Warrant Escrow Agreement.

                  SECTION 2.02.  Execution and Countersignature.
Two Officers shall sign the Warrants for the Company by manual or facsimile signature. The Company's seal shall be








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impressed, affixed, imprinted or reproduced on the Warrant and may be in facsimile form. If an Officer whose signature is on a Warrant no longer holds that office at the time the Warrant Agent countersigns the Warrant, the Warrant shall be valid nevertheless. A Warrant shall not be valid until an authorized signatory of the Warrant Agent manually countersigns the Warrant. The signature shall be conclusive evidence that the Warrant has been countersigned under this Agreement.

                  The Warrant Agent shall countersign and deliver (1) 600,000 Initial Warrants and (2) 888,000 Contingent Warrants for original issue, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the number of Warrants to be countersigned and the date on which the original issue of Warrants is to be countersigned and whether the Warrants are Initial Warrants or Contingent Warrants.

                  The Warrant Agent may appoint an agent reasonably acceptable to the Company to countersign the Warrants. Unless limited by the terms of such appointment, such agent may countersign Warrants whenever the Warrant Agent may do so. Each reference in this Agreement to countersignature by the Warrant Agent includes by such agent. Such agent will have the same rights as the Warrant Agent for service of notices and demands.

                  SECTION 2.03. Certificate Register. The Warrant Agent shall keep a register ("Certificate Register") of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates. The Company and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

                  SECTION 2.04. Transfer and Exchange. (a) Transfer and Exchange of Certificated Warrants. When Certificated Warrants are presented to the Warrant Agent with a request to register the transfer of such Certificated Warrants or to exchange such Certificated Warrants for an equal number of Certificated Warrants of other authorized








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denominations, the Warrant Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Warrants surrendered for transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                (ii) in the case of Certificated Warrants that are Transfer Restricted Securities, shall be accompanied by the following additional information and documents:

                           (A) a certificate from such Holder in substantially
                  the form of Exhibit B hereto certifying that:

                                    (1) such securities are being delivered
                           for registration in the name of such Holder without transfer;

                                    (2) such securities are being
                           transferred to the Company;

                                    (3) such securities are being
                           transferred pursuant to an effective
                           registration statement under the Securities
                           Act; or

                                    (4) such securities are being transferred
                           (x) to a "qualified institutional buyer" ("QIB") as defined in Rule 144A under the Securities Act pursuant to such Rule 144A, (y) in an offshore transaction in accordance with Rule 904 under the Securities Act or (z) in a transaction meeting the requirements of Rule 144 under the Securities Act; and

                           (B) in the case of any transfer described under
                  clause (A)(4)(y) and (z) evidence reasonably satisfactory to the Warrant Agent and the Company as to compliance with the restrictions set forth in the legend in Section 5.02.









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                  (b) Restrictions on Transfer of Certificated Warrants for a
Beneficial Interest in a Global Warrant. Certificated Warrants may not be exchanged for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of Certificated Warrants, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with:

                  (i) if such Certificated Warrants are Transfer Restricted Securities, certification that such Certificated Warrants either do not involve a change in beneficial ownership or are being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

                (ii) written instructions directing the Warrant Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Warrants to reflect an increase in the number of Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Certificated Warrants and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Warrant Agent, the number of Warrants represented by the Global Warrant to be increased accordingly.

                  (c) Transfer and Exchange of the Global Warrant. The transfer and exchange of beneficial interests in a Global Warrant shall be effected through DTC, in accordance with this Agreement and the procedures of DTC therefor.

                  (d) Restrictions on Transfer and Exchange of the Global Warrant. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 2.04(g)), the Global Warrant may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

                  (e)  Authentication and Distribution of
Certificated Warrants.  If at any time:

                  (i) DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global








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


                                                                              13










         Warrant and a successor depository for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice;

                (ii) DTC ceases to be a clearing agency registered under the Exchange Act; or

              (iii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Certificated Warrants under this Agreement,

then, the Company will execute, and the Warrant Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company requesting the delivery of Certificated Warrants to the holders of beneficial interests in the Global Warrant, will countersign and deliver Certificated Warrants equal to the number of Warrants represented by the Global Warrant, in exchange for such Global Warrant. Certificated Warrants issued in exchange for a beneficial interest in a Global Warrant shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Certificated Warrants to the Persons in whose names such Warrants are so registered in accordance with the instructions of DTC.

                  (f) Cancellation or Adjustment of the Global Warrant. At such time as all beneficial interests in the Global Warrant have either been exchanged for Certificated Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to DTC for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in the Global Warrant is exchanged for Certificated Warrants, redeemed, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent with respect to such Global Warrant, by the Warrant Agent or DTC, to reflect such reduction.

                  (g) Obligations with Respect to Transfers and Exchanges of Warrants. (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Certificated Warrants and








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                                                                              14










the Global Warrant as required pursuant to the provisions of this Section 2.04.

                (ii) All Certificated Warrants and the Global Warrant issued upon any registration of transfer or exchange of Certificated Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Agreement, as the Certificated Warrants or the Global Warrant surrendered upon such registration of transfer or exchange.

              (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

                (iv) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the Warrant Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

                  (v) Upon any sale or transfer of Warrants (including any Warrants represented by the Global Warrant) pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that no legend is required:

                  (A) in the case of any Certificated Warrants, the Warrant Agent shall permit the Holder thereof to exchange such Warrants for Certificated Warrants that do not bear the legend set forth in Section 5.02 and rescind any restriction on the transfer of such Warrants; and

                  (B) in the case of any Global Warrant, such Warrant shall not be required to bear the legend set forth in
                           Section 5.02.









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                                                                              15










                (vi) Notwithstanding the foregoing, the provisions of this
         Section 2.04 shall not apply to Contingent Warrants prior to the Contingent Warrant Release Date.

                  SECTION 2.05. Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate if the reasonable requirements of the Warrant Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Warrant Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss which either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate is an additional obligation of the Company.

                  SECTION 2.06. Temporary Certificates. Until definitive Warrant Certificates are ready for delivery, the Company may prepare and the Warrant Agent shall countersign temporary Warrant Certificates. Temporary Warrant Certificates shall be substantially in the form of definitive Warrant Certificates but may have variations that the Company considers appropriate for temporary Warrant Certificates. Without unreasonable delay, the Company shall prepare and the Warrant Agent shall countersign definitive Warrant Certificates and deliver them in exchange for temporary Warrant Certificates.

                  SECTION 2.07.  Cancellation.  (a)  In the event
the Company shall purchase or otherwise acquire Certificated
Warrants, the same shall thereupon be delivered to the Warrant Agent for cancellation.

                  (b) The Warrant Agent and no one else shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company has purchased








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


                                                                              16










or otherwise acquired, including Contingent Warrants delivered to the Company by the Contingent Warrant Escrow Agent.


                                    ARTICLE 3

                                 Exercise Terms

                  SECTION 3.01. Exercise Price. Each Warrant shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase one share of Class A Common Stock for a per share exercise price (the "Exercise Price"), of $0.01.

                  SECTION 3.02. Exercise Periods. (a) Subject to the terms and conditions set forth herein, the Initial Warrants shall be exercisable at any time or from time to time on or after the Separation Date and the Contingent Warrants shall be exercisable at any time or from time to time on or after the Contingent Warrant Release Date; provided, however, that Contingent Warrants that are held in escrow pursuant to the terms of the Contingent Warrant Escrow Agreement are not eligible for exercise unless and until they are released from escrow pursuant to the terms of the Contingent Warrant Escrow Agreement.

                  (b) No Warrant shall be exercisable after July 1, 2007 (the "Expiration Date").

                  SECTION 3.03. Expiration. A Warrant shall terminate and become void as of the earlier of (i) the close of business on the Expiration Date or
(ii) the date such Warrant is exercised. The Company shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date; provided, however, that notwithstanding that the Company may fail to give notice as provided in this Section 3.03, the Warrants will terminate and become void on the Expiration Date.

                  SECTION 3.04. Manner of Exercise. Warrants may be exercised upon (i) surrender to the Warrant Agent of the Warrant Certificates, together with the form of election to purchase Class A Common Stock on the reverse thereof duly filled in and signed by the Holder thereof and (ii) payment








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                                                                              17










to the Warrant Agent, for the account of the Company, of the Exercise Price for the number of Warrant Shares in respect of which such Warrant is then exercised. Such payment shall be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (ii) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant Certificate presented in connection with a Cashless Exercise) of a Warrant or Warrants (represented by one or more relevant Warrant Certificates), and without the payment of the Exercise Price in cash, in exchange for the issuance of such number of shares of Class A Common Stock equal to the product of (1) the number of shares of Class A Common Stock for which such Warrant is then being nominally exercised if payment of the Exercise Price as of the date of exercise was being made in cash and (2) the Cashless Exercise Ratio. An exercise of a Warrant in accordance with the immediately preceding sentence is herein called a "Cashless Exercise". For purposes of Cashless Exercise, the term "Current Market Value" shall mean, if the Class A Common Stock is not registered under the Exchange Act and no transaction has occurred as provided in clause (i)(a) of the definition of Current Market Value, the value of the Class A Common Stock as determined in good faith by the Board of Directors. All provisions of this Agreement shall be applicable with respect to an exercise of Warrant Certificates pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. If, pursuant to the Securities Act, the Company is not permitted to effect the registration under the Securities Act of the issuance and sale of the Warrant Shares by the Company to the Holders of the Warrants upon the exercise of the Warrants, the Holders of the Warrants will be required, if the Company is not then able to rely on an exemption from the registration requirements of the Securities Act in connection with the issuance and sale of the Warrant Shares upon exercise of the Warrants, to effect the exercise of the Warrants solely pursuant to the Cashless Exercise option. Subject to Section 3.02, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise in respect of less than all the Warrant Shares purchasable on such exercise at any time prior to the expiration of the Exercise Period a new Warrant Certificate exercisable for the remaining Warrant Shares will be issued. The Warrant Agent shall countersign and deliver the required new Warrant Certificates, and the Company, at the Warrant Agent's request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company for such purpose.

                  SECTION 3.05. Issuance of Warrant Shares. Subject to Section 2.05, upon the surrender of Warrant Certificates and payment of the per share Exercise Price, as set forth in Section 3.04, the Company shall issue and cause the Warrant Agent or, if appointed, a transfer agent for the Class A Common Stock ("Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.06 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price, as aforesaid; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Warrant Shares; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

                  SECTION 3.06. Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.06, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value for one Warrant Share on the trading day immediately preceding the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.

                  SECTION 3.07. Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares of Class A Common Stock a number of shares of Class A Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Class A Common Stock (the "Registrar") shall at all times until the expiration of the Exercise Period reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. All Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.06. The Company will furnish to such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder.

                  Before taking any action which would cause an adjustment pursuant to Article 4 to reduce the Exercise Price below the then par value (if any) of the Class A Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Class A Common Stock at the Exercise Price as so adjusted.

                  The Company covenants that all shares of Class A Common Stock which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests, created by or through the Company, with respect to the issue thereof.

                  SECTION 3.08. Compliance with Law. (a) Notwithstanding anything in this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) in the opinion of counsel to the Company addressed to the Warrant Agent an exemption from the registration requirements is available under the Securities Act at the time of such exercise.

                  (b) If any shares of Class A Common Stock required to be reserved for purposes of exercise of Warrants require, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor also to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be.

                  SECTION 3.09. Status of Contingent Warrants Subject to the Contingent Warrant Escrow Agreement. The Contingent Warrants held in escrow pursuant to the Contingent Warrant Escrow Agreement shall not be deemed outstanding for any purpose under this Agreement until and unless such Contingent Warrants are released from escrow on the Contingent Warrant Release Date in accordance with the terms of the Contingent Warrant Escrow Agreement; provided, however, that upon issuance of the Contingent Warrants and deposit thereof with the Contingent Warrant Escrow Agent, the Contingent Warrants shall be deemed outstanding for the purpose of Article 4.

                  SECTION 3.10. Notice of Contingent Warrant Release Date. (a) The Company shall deliver a certificate no later than August 1, 1999, to the Contingent Warrant Escrow Agent notifying the Contingent Warrant Escrow Agent, the Warrant Agent and the holders of the Exchangeable Preferred Stock whether or not the Contingent Warrant Release Date will be August 16, 1999.

                  (b) On the Business Day immediately preceding the Contingent Warrant Release Date, the Company shall deliver to the Contingent Warrant Escrow Agent a certificate as to (i) the Maximum Accreted Amount, (ii) the Notional Amount on such Business Day and (iii) the calculation of the Partial Number. If the Notional Amount (as so certified) is less than the Maximum Accreted Amount, then pursuant to the Contingent Warrant Escrow Agreement the Contingent Warrant Escrow Agent is to release to the holders of the Exchangeable Preferred Stock an aggregate number of Contingent Warrants equal to the Partial Number.

                                    ARTICLE 4

                             Antidilution Provisions

                  SECTION 4.01. Changes in Common Stock. In the event that at any time or from time to time the Company shall (i) pay a dividend or make a distribution on its Class A Common Stock in shares of its Class A Common Stock or other shares of capital stock, (ii) subdivide its outstanding shares of Class A Common Stock into a larger number of shares of Class A Common Stock, (iii) combine its outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock or (iv) increase or decrease the number of shares of Class A Common Stock outstanding by reclassification of its Class A Common Stock, then the number of shares of Class A Common Stock purchasable upon exercise of each Warrant immediately after the happening of such event shall be adjusted so that, after giving affect to such adjustment, the holder of each Warrant shall be entitled to receive the number of shares of Class A Common Stock upon exercise that such holder would have owned or have been entitled to receive had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor), and the Exercise Price for each Warrant shall be adjusted in inverse proportion. An adjustment made pursuant to this Section 4.01 shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Class A Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  SECTION 4.02. Cash Dividends and Other Distributions. In case at any time or from time to time the Company shall distribute to holders of Class A Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case, (x) any dividend or distribution described in Section 4.01, (y) any rights, options, warrants or securities described in Section 4.03 and (z) any distributions of Tax Amounts in respect of any tax period that BBC qualifies as an S corporation under the Internal Revenue Code or any similar provision of state or








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
local law), then the number of shares of Class A Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Class A Common Stock purchasable upon the exercise of such Warrant immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Class A Common Stock on the record date for such distribution, and the denominator of which shall be such Current Market Value per share of Class A Common Stock less the sum of (x) any cash distributed per share of Class A Common Stock and (y) the fair value (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Class A Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription of purchase rights; and the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; provided, however, that the Company is not required to make an adjustment pursuant to this Section 4.02 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Class A Common Stock pro rata based on the number of shares of Class A Common Stock for which such Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this
Section 4.02 which shall have the effect of decreasing the number of shares of Class A Common Stock purchasable upon exercise of each Warrant or increasing the Exercise Price.

                  SECTION 4.03. Rights Issue. In the event that at any time or from time to time the Company shall issue rights, options or warrants for, or securities convertible or exchangeable into, Class A Common Stock to all holders of Class A Common Stock without any charge, entitling such holders to subscribe for or purchase shares of Class A Common Stock at a price per share that is lower at the record date for such issuance than the then Current Market Value per share of Class A Common Stock as determined by the Board, the number of shares of Class A Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of








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

Class A Common Stock theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the number of additional shares of Class A Common Stock offered for subscription or purchase or into which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Class A Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Class A Common Stock which the aggregate consideration expected to be received by the Company would purchase at the Current Market Value per share of Class A Common Stock. In the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made whenever such rights, options or warrants are issued and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities. No adjustment shall be made pursuant to this Section 4.03 which shall have the effect of decreasing the number of shares of Class A Common Stock purchasable upon exercise of each Warrant or of increasing the Exercise Price.

                  SECTION 4.04. Combination; Liquidation. (a) Except as provided in Section 4.04(b), in the event of a Combination, the Holders shall have the right to receive upon exercise of the Warrants such number of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event. Unless paragraph (b) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will enter into an agreement with the Warrant Agent confirming the Holders' rights pursuant to this Section 4.04(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. The provisions of this Section 4.04(a) shall similarly apply to successive Combinations involving any Successor Company.

                  (b) In the event of (i) a Combination where consideration to the holders of Class A Common Stock in exchange for their shares is payable solely in cash, or

(ii) the dissolution, liquidation or winding-up of the Company, then the holders of the Warrants will be entitled to receive distributions on an equal basis with the holders of Class A Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.

                  In case of any Combination described in this Section 4.04(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay to the holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent shall make payment to the Holders by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the holders surrendering such Warrants.

                  SECTION 4.05. Tender Offers; Exchange Offers. In the event that the Company or any subsidiary of the Company shall purchase shares of Class A Common Stock pursuant to a tender offer or an exchange offer for a price per share of Class A Common Stock that is greater than the then Current Market Value per share of Class A Common Stock in effect at the end of the trading day immediately following the day on which such tender offer or exchange offer expires, then the Company, or such subsidiary of the Company, shall offer to purchase Warrants for comparable consideration per share of Class A Common Stock based on the number of shares of Class A Common Stock which the Holders of such Warrants would receive upon exercise of such Warrants; provided, however, that if the Contingent Warrants are then still held by the Contingent Escrow Agent pursuant to the Contingent Warrant Escrow Agreement, the Company shall, in lieu of making an offer for such Contingent Warrants, deposit an amount equal to the aggregate amount that would have been required to consummate such a tender offer or exchange offer for the Contingent Warrants (assuming acceptance by all the holders of the Contingent Warrants) with the Contingent Warrant Escrow Agent for distribution to the holder of the Exchangeable Preferred Stock if and upon the release of the Contingent Warrants from escrow, such amount to be distributed pro rata with the distribution (or cancellation) of such Contingent Warrants.

                  SECTION 4.06. Other Events. If any event occurs as to which the foregoing provisions of this Article 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Class A Common Stock subject to purchase upon exercise of this Warrant.

                  SECTION 4.07. Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in the adjustments pursuant to this Article 4, if any thereof shall not have been exercised, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be readjusted as if (A) the only shares of Class A Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Class A Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (B) shares of Class A Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment shall (except by reason of an intervening adjustment under Section 4.01) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant or increase the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

                  SECTION 4.08. Minimum Adjustment. The adjustments required by the preceding Sections of this Article 4








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
shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Class A Common Stock purchasable upon exercise of Warrants that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 4.01) unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% of the Exercise Price or the number of shares of Class A Common Stock purchasable upon exercise of Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article 4 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article 4, fractional interests in Class A Common Stock shall be taken into account to the nearest one-hundredth of a share.

                  SECTION 4.09. Notice of Adjustment. Whenever the Exercise Price or the number of shares of Class A Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, as herein provided, the Company shall deliver to the Warrant Agent a certificate of a firm of independent accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair market value of any evidences of indebtedness, other securities or property or warrants or other subscription or purchase rights), and specifying the Exercise Price and the number of shares of Class A Common Stock purchasable upon exercise of Warrants after giving effect to such adjustment. The Company shall promptly cause the Warrant Agent to mail a copy of such certificate to each Holder in accordance with Section 7.06. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts








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                                                                              27










exist which may require any adjustment of the Exercise Price or the number of shares of Class A Common Stock or other stock or property, purchasable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Class A Common Stock.

                  SECTION 4.10. Notice of Certain Transactions. In the event that the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its Class A Common Stock or to make any other distribution to the holders of its Class A Common Stock, (b) to offer the holders of its Class A Common Stock rights to subscribe for or to purchase any securities convertible into shares of Class A Common Stock or shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any capital reorganization, consolidation or merger or
(d) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or in the event of a tender offer or exchange offer described in Section 4.05, the Company shall within 5 days send to the Warrant Agent and the Warrant Agent shall within 5 days send the Holders a notice (in such form as shall be furnished to the Warrant Agent by the Company) of such proposed action or offer, such notice to be mailed by the Warrant Agent to the Holders at their addresses as they appear in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Class A Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Class A Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Class A Common Stock and other property, if any, purchasable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given as promptly as possible and, in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Class A Common Stock for purposes of such action and, in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Class A Common Stock, whichever shall be the earlier.









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                                                                              28










                  SECTION 4.11. Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article 4, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.


                                    ARTICLE 5

                                 Transferability

                  SECTION 5.01. Registration Rights. The Holders and holders of Warrant Shares that are Transfer Restricted Securities shall be entitled to the registration rights with respect thereto pursuant to the Common Stock Registration Rights Agreement dated as of the date hereof between the Company and the Placement Agents (the "Common Stock Registration Rights Agreement"). The Company shall keep a copy of the Common Stock Registration Rights Agreement, and any amendments thereto, on file with the Warrant Agent and shall furnish copies thereof, without charge, to any holder of Transfer Restricted Securities upon request.

                  SECTION 5.02. Legends. Except for Warrant Certificates delivered pursuant to Section 2.04(g)(v) of this Agreement, each Warrant Certificate evidencing the Global Warrants and the Certificated Warrants (and all Warrant Certificates issued in exchange therefor or substitution thereof) and each certificate representing the Warrant Shares shall bear a legend in substantially the following form (with any appropriate modification for the Warrant Shares):

                  "THE WARRANTS AND THE WARRANT SHARES (THE
                  "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE








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                                                                              29










                  REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, UNLESS PREVIOUSLY REGISTERED UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY; (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); (C) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT."


                                    ARTICLE 6

                                  Warrant Agent

                  SECTION 6.01. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

                  SECTION 6.02. Rights and Duties of Warrant Agent. (a) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

                  (b) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.









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                                                                              30










                  (c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                  (d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

                  (e) Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Class A Common Stock purchasable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article 4, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any








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                                                                              31










shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to
Article 4, or to comply with any of the covenants of the Company contained in
Article 4.

                  SECTION 6.03. Individual Rights of Warrant Agent. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  SECTION 6.04. Warrant Agent's Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

                  SECTION 6.05. Compensation and Indemnity. The Company and the Warrant Agent have entered into an agreement pursuant to which the Company agrees to pay the Warrant Agent from time to time reasonable compensation for its services and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent's agents and counsel. The Company shall indemnify the Warrant Agent against any loss, liability or expense (including agents' and attorneys' fees and expenses) incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through wilful misconduct, negligence or bad faith. The Company's payment obligations pursuant to this Section 6.05 shall survive the termination of this Agreement.









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                                                                              32










                  To secure the Company' payment obligations under this Agreement, the Warrant Agent shall have a lien prior to the Warrant Holders on all money or property held or collected by the Warrant Agent.

                  SECTION 6.06. Successor Warrant Agent. (a) The Company to Provide Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

                  (b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 6.06 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

                  (c) The Company to Appoint Successor. In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal








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


                                                                              33










bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up of or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent hereunder, such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent's notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

                  (d) Successor To Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

                  (e) Successor by Merger. Any corporation into which the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.








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                                                                              34












                                    ARTICLE 7

                                  Miscellaneous

                  SECTION 7.01. SEC Reports and Other Information. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and thereupon provide the Warrant Agent and Holders with such annual reports and such information, documents and other reports are as specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. In addition, for as long as any of the Warrants are outstanding, the Company will make available to any prospective purchaser of the Warrants or Warrant Shares or beneficial owner thereof in connection with any sales thereof the information required by Rule 144A(d)(4) under the Securities Act.

                  SECTION 7.02. Rule 144A. The Company hereby agrees with each Holder, for so long as any Registrable Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A.

                  SECTION 7.03. Persons Benefitting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this agreement or any part hereof.

                  SECTION 7.04. Rights of Holders. Holders of unexercised Warrants are not entitled (i) to receive dividends or other distributions (ii) to receive notice of or vote at any meeting of the stockholders, (iii) to consent to any action of the stockholders, (iv) to receive notice of








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                                                                              35










any other proceedings of the Company or (v) to exercise any other rights as stockholders of the Company.

                  SECTION 7.05. Amendment. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that such action shall not affect adversely the rights of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of two-thirds of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

                  SECTION 7.06. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

                  if to the Company:

                           Benedek Communications Corporation
                           308 West State Street
                           Rockford, Illinois 61101
                           Attention:  Mr. Ronald L. Lindwall









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                                                                              36










                  with a copy to:

                           Shack & Siegel, P.C.
                           530 Fifth Avenue
                           New York, New York 10036
                           Attention:  Paul S. Goodman, Esq.

                  if to the Warrant Agent:

                           IBJ Schroder Bank & Trust Company
                           One State Street
                           New York, New York 10004
                           Attention:  Corporate Trust Department


                  The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 7.07. Governing Law. The laws of the State of New York shall govern this Agreement and the Warrant Certificates.

                  SECTION 7.08. Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

                  SECTION 7.09. Multiple Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement.

                  SECTION 7.10. Table of Contents. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference








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                                                                              37










only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  SECTION 7.11. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.











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                                                                             37A










                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                                    BENEDEK COMMUNICATIONS
                                    CORPORATION,

                                      by /s/ Ronald L. Lindwall
                                         -----------------------------
                                         Name: Ronald L.Lindwall
                                         Title: Secretary,
                                                Senior Vice President -- Finance


                                    IBJ SCHRODER BANK & TRUST
                                    COMPANY, as Warrant Agent,

                                      by /s/ Thomas J. Bogert
                                         -----------------------------
                                         Name: Thomas J. Bogert
                                         Title: Assistant Vice President

                                                                       EXHIBIT A



                      [FORM OF FACE OF WARRANT CERTIFICATE]


THE WARRANTS AND THE WARRANT SHARES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, UNLESS PREVIOUSLY REGISTERED UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY; (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); (C) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; OR (D) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

                  [Unless and until it is exchanged in whole or in part for Warrants in definitive form, this Warrant may not be transferred except as a whole by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any such nominee to a successor depository or a nominee of such successor depository. The Depository Trust Company ("DTC") (55 Water Street, New York, New York) shall act as the depository until a successor shall be appointed by the Company and the Warrant Agent. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)


No. [     ]                                      Certificate for ______ Warrants


                  WARRANTS TO PURCHASE CLASS A COMMON STOCK OF
                       BENEDEK COMMUNICATIONS CORPORATION


                  THIS CERTIFIES THAT, [                              ], or its
registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Benedek Communications Corporation, a Delaware corporation ("the Company"), one share of Class A Common Stock, par value of $0.01 per share, of the Company (the "Class A Common Stock") at the per share exercise price of $0.01 (the "Exercise Price"), or by Cashless Exercise referred to below. This Warrant Certificate shall terminate and become

- --------
(1) To be included only if the Warrant is in global form.








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                                                                               2










void as of the close of business on July 1, 2007 (the "Expiration Date") or upon the exercise hereof as to all the shares of Class A Common Stock subject hereto. The number of shares purchasable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

                  This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of June 5, 1996 (the "Warrant Agreement"), between the Company and IBJ Shroder Bank & Trust Company (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at One State Street, New York, NY 10004, attention of Corporate Trust Department.

                  Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made by the surrender of a Warrant or Warrants represented by one or more Warrant Certificates and without payment of the Exercise Price in cash, for such number of shares of Class A Common Stock equal to the product of (1) the number of shares of Class A Common Stock for which such Warrant is exercisable with payment in cash of the Exercise Price as of the date of exercise and (2) a fraction, the numerator of which is the excess of the Current Market Value per share of Class A Common Stock on the date of exercise over the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value per share of the Class A Common Stock on the date of exercise.

                  As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time on or after the Separation Date; provided, however, that no Warrant shall be exercisable after July 1, 2007.

                  In the event the Company enters into a Combination, the Holder hereof will be entitled to receive the shares of capital stock or other securities or other property of such surviving entity as the Holder would have received had the Holder exercised its Warrants immediately prior to such Combination; provided, however, that in the event that, in connection with such Combination, consideration to holders of Class A Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive








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                                                                               3










cash distributions as the Holder would have received had the Holder exercised its Warrants immediately prior to such Combination, less the Exercise Price.

                  The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.04 of the Warrant Agreement but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

                  Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the shares of Class A Common Stock as to which the Warrants shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value for one Warrant Share on the trading day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

                  All shares of Class A Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

                  The holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.









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                                                                               4










                  The Warrants do not entitle any holder hereof to any of the rights of a shareholder of the Company.

                  This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.


                                        BENEDEK COMMUNICATIONS CORPORATION,


                                        by
                                           ---------------------------------

[SEAL]


Attest:
        -------------------------------
          Secretary


DATED:

Countersigned:
IBJ SHRODER BANK & TRUST COMPANY,
as Warrant Agent,


by
        -------------------------------
        Authorized Signatory










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                                                                               5





















                FORM OF ELECTION TO PURCHASE WARRANT CERTIFICATES
                 (to be executed only upon exercise of Warrants)

                       BENEDEK COMMUNICATIONS CORPORATION


                  The undersigned hereby irrevocably elects to exercise [ ] Warrants at an exercise price per Warrant (subject to adjustment) of $[ ] to acquire an equal number of shares of Class A Common Stock, par value $0.01 per share, of Benedek Communications Corporation, on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Benedek Communications Corporation and directs that the shares of Class A Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:  ___________________ , 19__

                                         __________________________________ (2)
                                        (Signature of Owner)

                                         __________________________________
                                        (Street Address)

                                         __________________________________
                                        (City)    (State)   (Zip Code)

                                        Signature Guaranteed by:


                                         __________________________________

- --------

     (2) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.








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                                                                               6










Securities and/or check to be issued to:

Please insert social security or identifying number:

         Name:

         Street Address:

         City, State and Zip Code:

Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

         Please insert social security or identifying number:

         Name:

         Street Address:

         City, State and Zip Code:








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                                                                               7





















                 SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS (3)


The following exchanges of a part of this Global Warrant for definitive Warrants have been made:



                            Amount of                      Number of
                            increase in                    Warrants in
                            Number of                      this Global                  Signature of
                            Warrants in                    Warrant                      authorized
Date of                     this Global                    following                    officer of
Exchange                    Warrant                        such increase                Warrant Agent






- --------
(3) To be included only if the Warrant is in global form.








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                                                                       EXHIBIT B







                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                      REGISTRATION OF TRANSFER OF WARRANTS

Re: Warrants to Purchase Class A Common Stock (the "Warrants") of Benedek Communications Corporation (the "Company")

                  This Certificate relates to        Warrants held in definitive
form by _______________ (the "Transferor").

                  The Transferor has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants. In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and that the transfer of this Warrant does not require registration under the Securities Act of 1933, (the "Securities Act") because */:

         [ ]      Such Warrant is being acquired for the Transferor's own
account without transfer.

         [ ]      Such Warrant is being transferred to the Company.

         [ ]      Such Warrant is being transferred pursuant to an effective registration statement pursuant to the Securities Act.

         [ ] Such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

         [ ] Such Warrant is being transferred pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act.

         [ ]      Such Warrant is being transferred in a transaction meeting the requirements of Rule 144 under the Securities Act.

                  If such transfer is being made pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act, the Transferor further certifies that:

                  (i) the offer of the Warrants was not made to a Person in the United States;

                (ii) at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States;

              (iii) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act of 1933, (the "Securities Act"), as applicable; and

                (iv) the transaction is not part of a plan or scheme by us to evade the registration requirements of the Securities Act.

Terms used in this paragraph have the meanings set forth in Regulation S.

- --------
*/Please check applicable box.








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                                                                               2









                  The Warrant Agent and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.





                                                      __________________________
                                                     [INSERT NAME OF TRANSFEROR]

                                       by
Date:______________________________                   __________________________